SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2004

CEDAR FAIR, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Cedar Point Drive, Sandusky, Ohio	44870-5259
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (419) 626-0830

N.A.

(Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On April 8, 2004, Cedar Fair, L.P. (the "Registrant") completed the acquisition of Six Flags Worlds of Adventure, located near Cleveland, Ohio, from Six Flags, Inc., in a cash transaction valued at $144,250,000.

The transaction involved the acquisition of substantially all of the assets of the park, including the adjacent hotel and campground, but excluded all animals located at the park, all personal property assets directly related to those animals, the use of the name "Six Flags" and the intellectual property related to that name, and the license to use Warner Bros. characters, all of which are being retained by Six Flags. Cedar Fair assumed the complete operations and management of the park as of April 9 and has renamed the park "Geauga Lake." Cedar Fair and Six Flags determined the purchase price in arms-length negotiations.

Cedar Fair entered into a new long-term financing arrangement to fund a portion of the cash purchase price. A private placement of $75 million was completed with Prudential Investment Management, Inc. and its affiliates to provide funds for terms of seven to eleven years at a fixed rate of 4.72%. Cedar Fair funded the balance of the purchase price through an expansion of its revolving credit facility with KeyBank National Association and six other banks.

Geauga Lake is a family-oriented theme park situated on approximately 690 acres, including a 50-acre spring-fed lake. The park offers its guests a wide variety of rides and attractions, including 10 roller coasters, several children's areas, a water park, and various live shows, and entertains more than 1.5 million guests each year, principally from the Cleveland/Akron, Youngstown and Pittsburgh markets. Geauga Lake's 2004 operating season is scheduled to begin on May 1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit (2) - Asset Purchase Agreement between Cedar Fair, L.P. and Six Flags, Inc., Funtime, Inc., Aurora Campground, Inc., Ohio Campgrounds Inc., and Ohio Hotel LLC, dated April 8, 2004. All exhibits and schedules to the Agreement have been omitted. Upon request, the Registrant will furnish to the Commission a copy of any exhibit or schedule.

Exhibit (10) - Amended and Restated Note Purchase and Private Shelf Agreement dated as of April 7, 2004, among Cedar Fair, L.P. and Knott's Berry Farm as co-issuers, and Prudential Investment Management, Inc. and affiliated companies as purchasers.

Exhibit (10.1) - Credit Agreement dated as of April 8, 2004 among Cedar Fair, L.P., Cedar Fair, Magnum Management Corporation and Knott's Berry Farm as co-borrowers, and KeyBank National Association, Bank One, NA, National City Bank, Wachovia Bank, National Association, Fifth Third Bank, Comerica Bank, and UMB Bank, N.A. as lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.

By Cedar Fair Management Company, General Partner

By:	/s/ Bruce A. Jackson
Bruce A. Jackson Corporate Vice President, Finance and Chief Financial Officer

Date: April 23, 2004

EXHIBIT INDEX

Exhibit Number	Description

2	Asset Purchase Agreement between Cedar Fair, L.P. and Six Flags, Inc., Funtime, Inc., Aurora Campground, Inc., Ohio Campgrounds Inc., and Ohio Hotel LLC, dated April 8, 2004.
10

Amended and Restated Note Purchase and Private Shelf Agreement dated as of April 7, 2004, among Cedar Fair, L.P. and Knott's Berry Farm as co-issuers, and Prudential Investment Management, Inc. and affiliated companies as purchasers.

10.1

Credit Agreement dated as of April 8, 2004 among Cedar Fair, L.P., Cedar Fair, Magnum Management Corporation and Knott's Berry Farm as co-borrowers, and KeyBank National Association, Bank One, NA, National City Bank, Wachovia Bank, National Association, Fifth Third Bank, Comerica Bank, and UMB Bank, N.A. as lenders.